                                                                     EXHIBIT 1

                               OFFER TO PURCHASE

                         LIMITED PARTNERSHIP INTERESTS

                            REAL ESTATE ASSOCIATES 4

                                      FOR

                                  $25 PER UNIT

Peachtree Partners offers to purchase units of Real Estate Associates 4 at a price of $25 per limited partnership interest.

The partnership interests will be bought on a "first come basis, with up to 4% of outstanding units to be purchased. This offer will expire November 15, 1996. Peachtree is offering to buy these Units for investment purposes and not with a view to their resale.

FOLLOW THESE STEPS TO COMPLETE THE FORMS:

        1. Please print clearly: Name, address, social security #, and telephone number.

        2.  Indicate number of units you own.

        3.  Sign your name, (if held jointly, both parties must sign.)

        4. Your signature must be "Signature Guaranteed" (Medallion Stamp) by a commercial bank or brokerage firm.

Payment will be made immediately upon acceptance by the general partner. There will be a $75.00 transfer fee and all distributions shall accrue to buyer.

To accept the enclosed offer, please execute the enclosed Assignment Forms and return them to this address:

                               PEACHTREE PARTNERS
                             3116 E. SHEA BOULEVARD
                               PHOENIX, AZ 85028

Questions concerning this offer should be directed to us at 1-800-832-2557.

We purchase all limited partnerships, call us for quotes.

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                           LIMITED POWER OF ATTORNEY

Partnership:    REAL ESTATE ASSOCIATES 4

                                Social Security #:
Number Units:                                      -------------------------
              -----             Telephone #:
                                                   -------------------------

Seller Name:
             ---------------------------
Address:
             ---------------------------

             ---------------------------

The seller, as referenced above, does hereby constitute and appoint Barry Zernel, with full power of substitution, to be our true and lawful agent and attorney-in-fact with full powers to execute, acknowledge, record, file, deliver and receive any and all contracts, agreements, letter agreements, documents, instruments and reports and to take any and all other actions on our behalf that are or may be required or appropriate in connection with the transfer of the above described partnership and in the quantity indicated.

We further give and grant to our attorney-in-fact full power and authority to perform every act necessary or proper to be done in the exercise of any of the foregoing powers as fully as we might or could do if personally present, and hereby ratify and confirm and agree to ratify and confirm whatsoever our attorney-in-fact shall do or purport to do in exercise of the powers hereby conferred. We hereby authorize and empower our attorney-in-fact to do every act and thing whatsoever which may be necessary or appropriate for authenticating and giving effect to this Power of Attorney and for filing, registering, and recording this Power of Attorney.

Executed this    day of                  , 1996 in
              --        -----------------          ---------------, --------
                                                    city              state


----------------------                          ----------------------------
Seller Signature                                Joint Seller Signature


----------------------                          -----------------------------
Signature Guarantee                             Signature Guarantee